Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(234,037,190)
Unrealized Gain (Loss) on Market Value of Commodity Futures	70,126,390
Dividend Income	1,597,912
Interest Income	485,099
ETF Transaction Fees	10,150
Total Income (Loss)	$(161,817,639)

Expenses
General Partner Management Fees	$458,116
Professional Fees	64,117
Brokerage Commissions	53,727
Directors' Fees and Insurance	7,768
Total Expenses	$583,728
Net Income (Loss)	$(162,401,367)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/26	$765,054,342
Additions (3,750,000 Shares)	185,488,149
Withdrawals (5,550,000 Shares)	(244,564,402)
Net Income (Loss)	(162,401,367)

Net Asset Value End of Month	$543,576,722
Net Asset Value Per Share (13,450,000 Shares)	$40.41

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596